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                                                                    EXHIBIT 10-K

                              SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT (this "Agreement"), dated as of the 1st day of April, 1997, is by and between Veritas DGC Inc., a Delaware corporation (the "Company"), and Richard W. McNairy ("Employee") whose address is 6519 Lussier, Sugar Land, Texas 77479.

         In consideration of the payments described below, the agreements set forth in this Agreement and other good and valuable consideration, the adequacy, mutuality, receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

         1.      Employment Agreements.   All contracts, agreements and
understandings with respect to Employee's employment with the Company are hereby terminated in their entirety including, without limitation, that certain letter agreement, dated October 31, 1994, between the Company and Employee (the "Letter Agreement"), and neither party shall have any further rights, duties or obligations arising thereunder or any way attributable thereto except as otherwise specifically provided herein.

         2.      Severance Payment.  Subject to the last sentence of this
Section 2 and provided that Employee does not exercise his revocation right provided in Section 4(b), on April 30, 1997, the Company shall pay to Employee the sum of $283,654 (the "Severance Payment") by check or wire transfer of immediately available funds to an account specified by Employee in writing. In the event Employee exercises his revocation right provided in Section 4(b), he shall have no right to receive, and the Company shall have no obligation to pay, the Severance Payment. The Severance Payment and payments made by the Company on behalf of Employee pursuant to Section 5(b) shall be in full satisfaction of, and Employee hereby waives and relinquishes any and all rights to receive, any and all other amounts owed by the Company to Employee, whether arising under any contract, agreement, understanding or otherwise, including, without limitation, any amounts due under the Letter Agreement, any right to receive any salary, bonus or severance payments. Employee acknowledges and agrees that all applicable withholding deductions, including those for benefits, FICA and income taxes, will be withheld from the Severance Payment and the Bonus Payment.

         3. Release. (a) Employee hereby unconditionally, irrevocably and forever releases and discharges the Company, its subsidiaries, their respective officers, directors, shareholders, employees, agents and assigns and all other persons, firms or entities in control of, under the direction of, or associated with the Company (collectively, the "Company Representatives") from any and all claims, causes of action, suits, charges, complaints, obligations, liabilities, promises, agreements, contracts, damages, accrued benefits or other liabilities of any kind or character, whether known or hereafter discovered and whether arising in tort, contract, by law or otherwise (collectively, "Claims"), arising from or in any way connected with or related to Employee's employment with the Company or the termination of Employee's employment with the Company, including, without limitation, any Claims arising under or attributable to any state or federal law prohibiting discrimination based on race, color, religion, sex, age or other protected classification,
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including without limitation, Title VII of the Civil Rights Act of 1964 (42
U.S.C. Section 3,000 et seq.), age discrimination under the Age Discrimination Employment Act of 1967 (20 U.S.C. Section 621 et seq.) ("ADEA"), age discrimination under the Texas Commission on Human Rights Act (Tex. Rev. Civ. Stat. Ann. Art. 5221k), age discrimination under the Older Worker's Benefit Protection Act, P.L. 101-433 (104 Stat. 978), wrongful termination in violation of public policy or unlawful retaliation, and the Vocational Rehabilitation Act of 1973 (29 U.S.C. Section 701 et seq.); provided that the foregoing release shall not apply to any Claims attributable to any indemnity obligations of the Company to Employee arising under the Company's charter or bylaws or pursuant to any preexisting contractual indemnity by the Company in favor of Employee. Employee voluntarily acknowledges and agrees that the consideration described in this Agreement is sufficient payment for the full, final and complete release stated herein and that no other promises or representations have been made to him by the Company, any Company Representative or any other person purporting to act on behalf the Company.

         (b) The Company hereby unconditionally and irrevocably forever releases and discharges Employee, his heirs and legal representatives, from and against any and all Claims arising from or in any way connected with or related to Employee's employment with the Company. The Company voluntarily acknowledges and agrees that the consideration described in this Agreement is sufficient payment for the full, final and complete release stated herein and that no other promises or representations have been made by Employee, his agents or representatives to the Company or any Company Representative.

         4.      Certain Acknowledgments and Right to Revoke.

         (a) Voluntary Action, Etc. BY EXECUTING THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES AND AGREES AS FOLLOWS: (i) THAT HE HAS READ THIS AGREEMENT AND UNDERSTANDS THAT THIS AGREEMENT CONTAINS A WAIVER OF RIGHTS AND CLAIMS THAT EMPLOYEE MIGHT OTHERWISE HAVE AGAINST THE COMPANY, INCLUDING RIGHTS AND CLAIMS UNDER THE ADEA; (ii) THAT HE HAS BEEN GIVEN A PERIOD OF LEAST TWENTY-ONE DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT; (iii) THAT HE HAS BEEN ADVISED IN WRITING TO CONSULT AN ATTORNEY OF HIS CHOICE PRIOR TO SIGNING THIS AGREEMENT AND THAT HE HAS BEEN AFFORDED THE OPPORTUNITY TO CONSULT AN ATTORNEY OF HIS CHOICE PRIOR TO SIGNING THIS AGREEMENT, (iv) THAT HE IS WAIVING RIGHTS AND CLAIMS ONLY IN EXCHANGE FOR CONSIDERATION THAT IS IN ADDITION TO ANYTHING TO WHICH HE IS ALREADY ENTITLED; AND (v) THAT HE HAS READ AND FULLY UNDERSTANDS THE RELEASE IN SECTION 3 ABOVE AND EXECUTES THIS AGREEMENT FREELY AND VOLUNTARILY WITHOUT THREAT, DURESS, COERCION, OR PROMISE OF ANY FUTURE CONSIDERATION.

         (b) Revocation. Employee shall have seven days following his execution of this Agreement in which to revoke this Agreement, and anything else in this agreement to the contrary





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notwithstanding, this Agreement shall not become effective or enforceable until the revocation period has expired. In the absence of such revocation, this Agreement shall become effective and enforceable on the eighth day following Employee's execution of this Agreement.

         5.      Options and Benefits.   (a) The Company and Employee
acknowledge that Employee was previously granted 8,333 options to purchase shares of the Company's common stock, par value $.01 per share ("Stock Options"), with an exercise price of $6.00 per share (of which 5,333 remain unexercised) and 13,000 Stock Options with an exercise price of $5.25 per share, which Stock Options are fully vested in accordance with the terms thereof. In addition, on March 11, 1997, Employee was granted two additional groups of Stock Options, one group being 13,333 Stock Options and the other being 15,690 Stock Options, each with an exercise price of $19.375 per share. With respect to the group of 13,333 Stock Options, the Company agrees that all of said Stock Options shall be fully vested in Employee as of the date of grant thereof and that the Company shall provide documentation to Employee evidencing the full vesting thereof. With respect to the group of 15,690 Stock Options, Employee acknowledges and agrees that none of said Stock Options will at any time vest in Employee and that Employee shall not have any right to exercise said Stock Options at any time. Solely for purpose of the exercise, but not the vesting, provisions of the Stock Options vested in Employee on the date hereof, Employee shall be deemed to be in the employ of the Company until March 31, 1998 (the "Deemed Employment Period"). Subject to the preceding provisions of this Section 5, nothing herein shall affect, waive, terminate or release any rights that Employee may have arising under any stock option agreements between the Company and Employee. Subject to the first sentence of this Section 5(a), Employee's rights with respect to any Stock Options held by him shall be governed by the terms and provisions of any stock option agreements related thereto and the 1992 Amended and Restated Employee Nonqualified Stock Option Plan of the Company.

         (b) Unless Employee gives notice to the Company pursuant to the next sentence within ninety days following the date hereof, the Company shall maintain in force and effect, at its sole expense and for the continued benefit of Employee and Employee's dependents, for the period from the date hereof through the earlier of (i) eighteen months from the date hereof, or (ii) the commencement date of similar benefits from a new employer (the "Benefits Termination Date"), all medical, dental, health and accident, hospitalization, disability and other similar employee welfare benefit plans maintained by the Company in which Employee was entitled to participate immediately prior to the date hereof. If Employee's participation in any such benefit plan is barred, the Company, at its sole cost and expense, shall arrange to have issued for the benefit of Employee and his dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those that Employee is entitled to receive under such benefit plans for a period of eighteen months or such lesser period as Employee shall remain unemployed. Employee shall not be required to pay any premiums or other charges for such policies. All payments made by the Company pursuant to this Section 5(b) shall be credited against any obligation that the Company may have under applicable law to provide such benefits to Employee following his termination of employment with the Company, and, except as otherwise provided by applicable law, after the Benefits





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Termination Date, the Company shall have no obligation further to provide any such benefits to Employee. In addition, to the extent (i) the Company makes similar payments with respect to its other senior executives and (ii) permitted by applicable law, the Company will make its so-called "matching contribution" to Employee's 401(k) Plan account in respect of the Company's fiscal year ended July 31, 1997. The Company shall promptly notify Employee following the payment of said contribution, if any. In the event the Company does not make said contribution, either due to restrictions imposed by law or because the Company did not make similar contributions to its other senior executives in such fiscal year, Employee shall have no right to receive any other payment or benefit in lieu of said contribution.

         6. Confidentiality. From and after the date hereof, Employee agrees not to disclose to any third person or use for any purpose any of the Company's Proprietary Information (as hereinafter defined). For purposes of this Agreement, "Proprietary Information" shall mean any information, data, records, reports, documents and agreements relating to the Company, its subsidiaries, its and their respective businesses or any Company Representative disclosed to or received by Employee during the period of his employment with the Company or during negotiation of his employment with the Company (including, without limitation, customer lists, price discounts, sales information, Company methods of doing business, accounting procedures, production methods, engineering designs and any other items that are not published for general distribution to the public); provided that "Proprietary Information" shall not include (i) information which is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement and (ii) information disclosed pursuant to any applicable law, rule, regulation or order. Employee agrees to keep the terms and conditions of this Agreement confidential; provided that Employee may disclose the terms of this Agreement to his spouse, attorney and accountant if he obtains the prior agreement of such person to hold such information in confidence.

         7. Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the termination of the Deemed Employment Period.

         8. Severability. If any provision of this Agreement shall be adjudged by a court of competent jurisdiction to be void or unenforceable, that finding shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

         9. Further Assurances; Future Cooperation. Each party to this Agreement agrees to do such things as may be reasonably requested by the other party to this Agreement in order more effectively to consummate or document the transactions contemplated by this Agreement.

         10. Binding Agreement; Captions. This Agreement is binding upon, and shall inure to the benefit of, the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees, successors and assigns. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way affect the scope of this Agreement or the intent of its provisions.





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         11.     Entire Agreement.  This Agreement constitutes the entire
agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements of any of the parties to this Agreement with respect to its subject matter, including, without limitation, the Letter Agreement, and may not be revoked, modified or amended except by a written instrument signed by both parties.

         12. Binding Arbitration. Should any dispute arise between the parties with respect to this Agreement or the rights, duties and obligations of the parties hereunder, each of the parties irrevocably agrees that the exclusive remedy of each of them shall be to commence binding arbitration proceedings under the rules of the American Arbitration Association, with any such arbitration proceeding to be conducted in Houston, Texas, applying the substantive law of the State of Texas. Each party agrees to deposit with the neutral arbitrator an amount equal to 50% of the arbitrator's preliminary estimate of the costs of arbitration (excluding counsel fees) as security for costs. Actual costs of arbitration (including counsel fees of both parties) shall be apportioned by the arbitrator in such a manner as he shall deem equitable in light of any financial award.

         13. Waiver; Governing Law; Counterparts. Failure of any party to this Agreement at any time or times to require the performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and the waiver by any party to this Agreement of any provision (or a breach of any provision) of this Agreement, whether by conduct or otherwise, shall not be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or a breach of any other provision) of this Agreement. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute but one and the same instrument.





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         IN WITNESS WHEREOF, this Agreement is executed on April 21, 1997.

                                        VERITAS DGC INC.


                                        By: /s/ DAVID B. ROBSON
                                           -----------------------------------
                                           David B. Robson
                                           Chairman of the Board and Chief
                                           Executive Officer



                                        RICHARD W. MCNAIRY

                                        /s/  RICHARD W. MCNAIRY
                                        ------------------------------------





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